Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan, Inc. on Form S-8 of our report dated April 30, 2007, appearing in this Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Chicago, Illinois
June 18, 2007